UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2012

MELA Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51481	13-3986004
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 South Buckhout Street, Suite 1 Irvington, New York		10533
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (914) 591-3783

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement

On October 12, 2012 and October 15, 2012, in connection with its supply of MelaFind® units, MELA Sciences, Inc. (the “Company”) issued a purchase order for approximately $2.8 million pursuant to its Production Agreement dated January 6, 2012 with Askion GmbH and a purchase order for approximately $1.1 million pursuant to its Production Agreement dated January 6, 2012 with Nexcore Technology, Inc., respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MELA Sciences, Inc.

Date: October 15, 2012	By:	/s/ Richard I. Steinhart
Richard I. Steinhart Sr. VP & Chief Financial Officer